Exhibit 10.4

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of May 15, 2026, by and among NKGen Biotech, Inc., a Delaware corporation (the “Company”), AlpineBrook Capital GP I Limited (the “Investor”), Graf Acquisition Partners IV LLC (“Graf Acquisition Partners IV”), NKGen Biotech Korea Co., Ltd. (“NKGen Biotech Korea”), and Paul Song (collectively, with Graf Acquisition Partners IV and NKGen Biotech Korea, the “Stockholders”).

RECITALS

WHEREAS, on April 15, 2026, the Company and the Investor entered into that certain Secured Convertible Loan Agreement (the “Loan Agreement”); and

WHEREAS, on April 28, 2026, the Company and the Investor entered into that certain Omnibus Amendment to Secured Convertible Loan Agreement and Other Loan Documents (the “First Amendment”);

WHEREAS, contemporaneously with the execution hereof and in reliance hereon, the Company and Investor are entering into that certain Second Amendment to Secured Convertible Loan Agreement (the “Second Amendment”); and

WHEREAS, in order to induce the Investor to enter into the Second Amendment, the Company and the Stockholders hereby agree as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Vote to Approve the Increase of Authorized Capital Stock. The Stockholders agree to vote or cause to be voted the greater of (i) all shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) owned by the Stockholders or (ii) all shares of Common Stock over which the Stockholders have voting control, from time to time and at all times, in whatever manner as shall be necessary to approve an increase in the number of authorized shares of Common Stock such that there are sufficient shares of Common Stock to be issued in connection with the issuance of Consideration Shares (as defined in the Second Amendment), and there are five (5) times of the shares of Common Stock to be issued in connection with the conversion of the 2026 Secured Convertible Note (as defined in the Loan Agreement), the Additional Note #1 (as defined in the First Amendment), and Additional Note #2 (as defined in the Second Amendment), and the exercise of the Warrant (as defined in the Loan Agreement), the Additional Warrant (as defined in the First Amendment), and the Additional Second Amendment Warrant (as defined in the Second Amendment), if so required.

2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3. Governing Law and Venue. Sections 7.1 and 7.8 of the Loan Agreement shall apply to this Agreement.

4. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6. Consent Required to Amend, Modify, Terminate or Waive. This Agreement shall not be amended, modified or terminated without the written consent of the Company, Investor, and Stockholders.

7. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

8. Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

[Signature Page Follows Immediately]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

NKGen Biotech, Inc.

By:	/s/ Paul Y. Song
Name:	Paul Y. Song
Title:	Chief Executive Officer

THE INVESTOR:

AlpineBrook Capital GP I Limited

By:	/s/ Hanhan Xu
Name:	Hanhan Xu
Title:	Director

STOCKHOLDER:

Graf Acquisition Partners IV LLC

By:	/s/ James Graf
Name:	James Graf
Title:	Managing Member

STOCKHOLDER:

NKGen Biotech Korea Co., Ltd.

By:	/s/ Yongman Kim
Name:	Yongman Kim
Title:	President

STOCKHOLDER:

By:	/s/ Paul Y. Song
Name:	Paul Y. Song

[Signature Page to Voting Agreement]